SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

November 21, 2002

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street, San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(650) 952-4400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS.

On November 21, 2002, The Gap, Inc. (the “Company”) issued a press release announcing that John Lillie retires from his role as Vice Chairman and resigns from the board of directors of the Company. A copy of this press release is attached hereto as Exhibit 99.1.

On November 21, 2002, the Company entered into a transition agreement with John Lillie. A copy of the transition agreement is attached hereto as Exhibit 10.1.

ITEM 7.    EXHIBITS.

10.1	Transition Agreement dated as of November 21, 2002 by and between John Lillie and The Gap, Inc.

99.1	Press Release dated November 21, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC. (Registrant)

By:	/s/ ANNE B. GUST
Anne B. Gust Executive Vice President and Chief Administrative Officer
Date: November 22, 2002

EXHIBIT INDEX

Exhibit Number	Description

10.1	Transition Agreement dated as of November 21, 2002 by and between John Lillie and The Gap, Inc.

99.1	Press Release dated November 21, 2002